United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2006 (July 24, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, we are involved in three lawsuits arising from four separate installment sales to a customer named CyberCo Holdings, Inc. (“Cyberco”). According to the United States Attorney for the Western District of Michigan, the Cyberco principals were allegedly perpetrating a scam, which victimized several dozen leasing and lending institutions. In or about April 2006, one of the principals of Cyberco was indicted for fraud, money laundering, and conspiracy. Cyberco, related affiliates, and at least one principal are in Chapter 7 bankruptcy, and no future payments are expected from Cyberco.

The first two lawsuits, both in the United States District Court for the Southern District of New York, involve three of the sales, which we had assigned on a non-recourse basis to GMAC Commercial Finance, LLC ("GMAC").  On January 4, 2005, GMAC filed suit against ePlus Group, inc. seeking repayment of the underlying non-recourse promissory note, which is approximately $10,646,000 plus interest.  The total claim sought by GMAC was approximately $13.4 million ("GMAC Claim").  The same day, we filed suit against GMAC, Travelers Property Casualty Company of America ("Travelers") and Banc of America Leasing and Capital, LLC ("BoA"), seeking a declaratory judgment that any potential liability is covered by our liability policy with Travelers, and that we have no liability to GMAC or BoA.  The two cases have been administratively consolidated, and we subsequently dismissed BoA from the suit.  On February 9, 2006, the court granted summary judgment for Travelers, determining that our claim was not covered by our insurance policies.  We anticipate appealing that decision, but, under current law, we have not been able to do so until after final judgment in the litigation with GMAC.  The ultimate decision on insurance coverage will apply to the claims filed both by GMAC and by BoA.

On July 24, 2006, we entered into a settlement agreement with GMAC.  Pursuant to the GMAC settlement agreement, we were required to pay GMAC $6.0 million concurrently with the signing of the agreement.  The Company believes the after-tax net cash outflow resulting from the settlement will be approximately $3.6 million.  The settlement, which was unanticipated, has been recorded in the year ended March 31, 2006.  Effective on the 91st day following GMAC's receipt of our payment, GMAC and its affiliates will release and forever discharge ePlus and its affiliates from any and all claims arising out of or relating to the subject of the GMAC lawsuit.  In the event any portion of our payment to GMAC is avoided, rescinded, set aside or otherwise returned or repaid, the amount repaid plus the difference between the GMAC claim and the settlement payment shall be immediately reinstated and fully enforceable by GMAC, and GMAC's release of ePlus from liability described in the previous sentence would be rescinded.

While we intend to vigorously assert our claims that this settlement payment is covered by our insurance policies, it is uncertain whether we will ultimately prevail in our claim against Travelers.

A copy of the Company's press release issued on July 27, 2006, relating to the foregoing, is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits
99.1 Press Release dated July 27, 2006 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: July 27, 2006	Chief Financial

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